UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 30, 2010

SMARTAG INTERNATIONAL, INC.
(Exact name of registrant issuer as specified in its charter)

File Number 000-53792

Nevada	81-0554149
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

1328 West Balboa Boulevard Suite C, Newport Beach, CA 92661
(Address of principal executive offices, including zip code)

Registrant’s phone number, including area code (949) 903-0468

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

¨      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¨      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¨      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¨      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Sim Kay Wah resigned as a director and the Chief Financial Officer effective as of August 19, 2010.

Lau Ken Wah resigned his position as Secretary effective as of August 19, 2010.

Peng Keong Lim was appointed Chief Financial Officer, Treasurer, and Secretary effective as of August 19, 2010.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 30, 2010, the Board approved an amendment to Article VI, Section 7 of the Registrant’s Amended and Restated Bylaws to change the Registrant’s fiscal year to commence on the first day of October and end on the last day of September.  The new fiscal year end will be September 30.  The transition period will be filed on Form 10-K for the period ending September 30, 2010.  This description of the amendment is not complete and is qualified in its entirety by reference to the Amended and Restated Bylaws, a copy of which is filed as Exhibit 3.1 to this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Description of Document
3.1	Amended and Restated Bylaws of Smartag International, Inc. dated September 30, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Smartag International, Inc.

October 8, 2010

/s/ PENG KEONG LIM
Name: Peng Keong Lim Title: CEO & President